Q 1 2 0 2 2 SHAREHOLDER LET TER

P E L O T O N Q 1 : 2 0 2 2 | 2 P E L O T O N I N T E R A C T I V E , I N C . FIRST QUARTER F Y 2022 HIGHLIGHTS All financial comparisons are on a year-over-year basis unless otherwise noted. • Q1 ending Connected Fitness Subscriptions grew 87% to 2.49 million and paid Digital Subscriptions grew 74% to 887 thousand; total Members grew to over 6.2 million • Q1 total revenue grew 6% to $805.2 million • Q1 Connected Fitness Subscription Workouts grew 55% to 120.5 million, averaging 16.6 Monthly Workouts per Connected Fitness Subscription, versus 20.7 in the year- ago period • Q1 Average Net Monthly Connected Fitness Churn was 0.82%; as of Q1, 12-month retention rate was 92% • Q1 Gross Margin was 32.6%; Connected Fitness Product Gross Margin was 12.0%, Subscription Gross Margin was 66.7%, and Subscription Contribution Margin was 69.6% • Q1 Net Loss was $(376.0) million, $(1.25) per diluted share; Q1 Adjusted EBITDA was $(233.7) million, representing an Adjusted EBITDA Margin of (29.0)% Given the unprecedented circumstances presented by the Covid-19 pandemic, it is more challenging to guide our expected results. We are therefore returning to presenting guidance ranges. • FY 2022 Q2 guidance: – 2.8 million to 2.85 million ending Connected Fitness Subscriptions – $1.1 billion to $1.2 billion total revenue – Gross profit margin of approximately 24% – $(325) million to $(350) million Adjusted EBITDA • Updated Full FY 2022 guidance: – 3.35 million to 3.45 million ending Connected Fitness Subscriptions – $4.4 billion to $4.8 billion total revenue – Gross profit margin of approximately 32% – $(425) million to $(475) million Adjusted EBITDA C O N N E C T E D F I T N E S S S U B S C R I P T I O N S 0 400 800 1,200 1,600 2,000 2,400 Q1Q4Q3Q2Q1Q4Q3Q2 712 886 1,091 1,334 1,667 2,081 2,331 2,492 FY 2022FY 2020 FY 2021 (in $ millions)(in thousands) (in thousands) 0 250 500 750 1,000 1,250 Q1Q4Q3Q2Q1Q4Q3Q2 466.3 524.6 607.1 757.9 805.2 1,064.8 1,262.3 936.9 FY 2022FY 2020 FY 2021 Q U A R T E R L Y T O T A L R E V E N U E C O N N E C T E D F I T N E S S Q U A R T E R L Y W O R K O U T S A V G . M O N T H L Y W O R K O U T S P E R C O N N E C T E D F I T N E S S S U B 0 30,000 60,000 90,000 120,000 150,000 Q1Q4Q3Q2Q1Q4Q3Q2 24,345 44,155 76,817 77,767 98,075 149,541 134,334 120,515 FY 2022FY 2020 FY 2021 5 10 15 20 25 Q1Q4Q3Q2Q1Q4Q3Q2 12.6 17.7 24.7 20.7 26.0 19.9 16.6 21.1 FY 2022FY 2020 FY 2021

P E L O T O N Q 1 : 2 0 2 2 | 3 Peloton Shareholders, As discussed last quarter, we anticipated fiscal 2022 would be a very challenging year to forecast, given unusual year-ago comparisons, demand uncertainty amidst re-opening economies, and widely-reported supply chain constraints and commodity cost pressures. Although we are pleased to have delivered first quarter results that modestly exceeded our guidance, a softer than anticipated start to Q2 and challenged visibility into our near-term operating performance is leading us to recalibrate our fiscal year outlook. While we are reducing our near-term forecast, our confidence in and commitment to our strategy is unchanged. Software and streaming media have redefined at-home fitness and are driving a migration of workouts into the home, a consumer behavioral shift that we believe is still in its early stages. This trend was well-underway prior to the pandemic, and has clearly been accelerated by the growing awareness and adoption of Connected Fitness over the past year and a half. In conjunction with our revised demand forecasts, we will be taking concrete steps to re-examine our expense base and adjust our operating costs to better align our investments with our revised growth expectations. We remain convinced that the growth opportunity for Peloton is substantial and this informs our decision to prioritize accessibility and household acquisition over near-term profitability, particularly as our industry-leading net promoter scores (“NPS”) and retention rates support a very strong consumer LTV (lifetime value) and unit economics. During the first quarter, we took two significant steps in support of this broader strategy. First, on August 26, we lowered the price of our original Bike to $1,495, or $39 per month with 39-month 0% APR financing. We continue to believe price remains a barrier to purchase for many consumers and this is our latest step to improve the accessibility of our platform. We are pleased with the consumer response to our new price, which quickly converted many consumers already in our purchase funnel and is helping to generate a significant number of new leads. Younger and less affluent consumers continue to represent our fastest growing demographic, yet among non-Members, there remains a lingering perception that Peloton is a luxury item. We intend to amplify the platform’s value proposition via increased marketing ahead of and during our key seasonal selling period. We launched our all-new Tread in the U.S. on August 30th, re-launched in Canada and the U.K. on the same date, and expanded distribution to Germany on September 28th. The Tread features an industry-first combination of both physical and digital safety keys, provides an exceptional running experience, and is a portal to a full-body strength and cardio workout. Initial Member feedback has been very positive. When compared with Bike and Bike+, our Tread has lower product awareness and a longer purchase consideration path, including many wanting to visit showrooms to see, touch and experience the product.

CONTENT

Engagement remains our North Star, and we continue to invest to improve the Peloton experience for existing Members. During the first quarter, we added eight instructors across regions and modalities, introduced 60 new scenic rides and runs, recorded our inaugural classes from our new Peloton Studios London (PSL), and launched an outdoor running program called "You Can Run". We know music is important to our Members and is a significant competitive advantage for Peloton. During Q1, we hit a major milestone by celebrating our 100th Artist Series collection and in July, we hosted our fourth annual "All For One" music festival, a three-day event featuring 65 classes, 40 instructors, 25 artists, and eight modalities, resulting in a 9x increase in Member engagement vs. the prior year. Our music-forward workout collections are increasingly popular with our community and reflect our strong relationship and close collaboration with artists and rights-holders within the music industry.

SOFTWARE

Our software teams introduced a number of new features during the quarter to increase accessibility and reduce Member friction points. Our launch of real-time subtitles for live classes increases accessibility for our deaf and hearing challenged Members and enjoyment for those who prefer additional visual guidance for their workouts. Based on Member feedback, we redesigned our class filtering tool to make it easier and more intuitive to use, while also increasing scalability of our filtering tools as we add new content, instructors, and modalities in the future. For the first time, our teams introduced our popular Stacked Class feature to iOS users, enabling them to pre-schedule workouts using their iPhones. Since Stacked Classes launched on our hardware in January 2021, almost 50 million classes have been added to Members' stacks and we expect expanding the accessibility of this feature will drive further engagement.


PELOTON ARTIST SERIES
100
CELEBRATE 100
ARTIST SERIES


PELOTON ARTIST SERIES
BAD BUNNY

PELOTON Q1: 2022 | 4

Stacked Classes
55 MIN · 3 CLASSES
MODIFY
15 min Bodyweight Strength
OLIVIA AMATO · STRENGTH
Tue 9/9/21 @ 8:30 AM
INTERMEDIATE
30 min HIIT Cardio
ADRIAN WILLIAMS · CARDIO
Mon 9/8/21 @ 12:00 PM
10 min Full Body Stretch

Q1 2022 SUMMARY

We ended the quarter with 2.49 million Connected Fitness Subscriptions, representing 87% year-over-year growth. Total revenue grew 6% to $805.2 million, driven by demand for our Connected Fitness Products, healthy gross additions, and sustained low churn levels, partially offset by the continued impact of our Tread product recalls. Average Net Monthly Connected Fitness churn was 0.82%. Digital subscriptions grew 74% to 887 thousand, where we saw a modest but growing contribution from our Corporate Wellness partnerships. Operating expense grew 140% year-over-year to $622 million, reflecting a significant increase in marketing spend when compared with depressed year-ago levels, continued investments in headcount and systems, growing research and development expense, and the impact from adding Precor's cost structure. Net loss was $(376.0) million and Adjusted EBITDA totaled $(234) million, yielding a (29.0)% Adjusted EBITDA margin, compared to a year-ago margin of 15.7%.

As expected, historical seasonality associated with summer months has returned to our business and engagement declined sequentially and year-over-year, but still increased 42% on a two-year basis to 16.6 average monthly workouts per connected fitness subscription in the period. Connected Fitness Subscribers worked out with us 120.5 million times, up from 77.8 million workouts in the same period last year, representing 55% year-over-year growth. Total platform workouts (both Connected Fitness and Digital) grew to approximately 138 million in the quarter from 91 million in the year-ago quarter.

When combined with our low average monthly churn, we continue to believe our platform has proven uniquely able to captivate, motivate, and retain Members. As a vertically-integrated, direct-to-consumer company, we have a strong understanding of our Member base and will continue to utilize engagement data and direct feedback to guide our investments in content, music, software, and other areas that influence our net promoter (NPS) and satisfaction scores.

PELOTON Q1: 2022 | 5

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

REVENUE

We generated total revenue of $805.2 million, growing 6% year-over-year and over 250% vs. Q1 2020. Connected Fitness segment revenue, which includes the contribution from Precor, was $501.0 million, representing a 17% year-over-year decline and 62% of total revenue. The decline primarily reflected fewer Bike portfolio deliveries compared to the year-ago period, as well as the impact of the August 2021 price reduction on our original Bike. Subscription revenue grew to $304.1 million, representing 94% year-over-year growth and 38% of total revenue, driven by growth in Connected Fitness subscriptions from product sales as well as low Average Net Monthly Connected Fitness Churn of 0.82%. Our Connected Fitness subscription base climbed to 2.49 million at the end of Q1, representing year-over-year growth of 87%. As of September 30, 98% of our Connected Fitness Subscribers were on month-to-month payment plans.

FIRST QUARTER FISCAL 2022

REVENUE

$805.2 million

+6% Y/Y

CONNECTED FITNESS REVENUE

$501.0 million

-17% Y/Y

SUBSCRIPTION REVENUE

$304.1 million

+94% Y/Y

CONNECTED FITNESS ACTIVITY

120.5 million workouts

+55% Y/Y

PELOTON Q1: 2022 | 6

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

GROSS PROFIT

Gross profit in Q1 was $262.7 million and 32.6% of revenue, representing a 20% year-over-year decline. Connected Fitness segment gross profit was $60.0 million in Q1, representing a 75% year-over-year decline. Our Connected Fitness Product Gross Margin decreased to 12.0% from 39.4% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Compared to the year-ago period, our Connected Fitness gross profit margin was primarily impacted by the August 2021 Peloton Bike price reduction, increased supply chain and logistics expenses, and an increase in our Tread recall reserves.

Subscription gross profit was $202.7 million in Q1, representing 121% year-over-year growth. Subscription gross margin was 66.7%, up from 58.5% in the year-ago period. Subscription Contribution was $211.7 million in Q1, representing 111% year-over-year growth. Subscription Contribution Margin was 69.6%, versus prior year of 64.1%. The improvement versus last year reflected continued fixed cost leverage, as well as modest efficiencies associated with certain variable costs.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation tables in the section titled "Key Operating Metrics and Non-GAAP Financial Measures--Non-GAAP Financial Measures."

FIRST QUARTER FISCAL 2022

GROSS PROFIT

$262.7 million

32.6% of revenue

CONNECTED FITNESS GROSS PROFIT

$60.0 million

12.0% of revenue

SUBSCRIPTION GROSS PROFIT

$202.7 million

66.7% of revenue

SUBSCRIPTION CONTRIBUTION

$211.7 million

69.6% of revenue

PELOTON Q1: 2022 | 7

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

OPERATING EXPENSES

Total operating expense was $622.4 million, and grew 140% year-over-year, representing 77.3% of total revenue versus the prior year period of 34.3%.

Sales and marketing expense was $284.3 million, and grew 148% year-over-year, representing 35.3% of total revenue versus the prior year period of 15.1%. The year-over-year increase was primarily driven by advertising and marketing spending in support of our original Bike price reduction and the launch of our lower-priced Tread.

General and administrative expense was $240.3 million, and grew 121% year-over-year, representing 29.8% of total revenue versus 14.3% in the prior year. Year-over-year growth was driven by increased professional services fees, continued investment in our systems and teams, and acquisition integration costs.

Research and development expense was $97.7 million and grew 167% year-over-year, representing 12.1% of total revenue, versus 4.8% in the year-ago period. Growth was driven primarily by increased personnel-related expenses and research costs associated with development of new software features and products.

FIRST QUARTER FISCAL 2022

TOTAL OPERATING EXPENSES

$622.4 million

77.3% of revenue

SALES AND MARKETING

$284.3 million

35.3% of revenue

GENERAL AND ADMINISTRATIVE

$240.3 million

29.8% of revenue

RESEARCH AND DEVELOPMENT

$97.7 million

12.1% of revenue

PELOTON Q1: 2022 | 8

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

PROFITABILITY

Net loss for Q1 was $(376.0) million versus net income of $69.3 million in the same period last year. Q1 Adjusted EBITDA was $(233.7) million representing an Adjusted EBITDA Margin of (29.0)% versus 15.7% in the same period last year. Basic and diluted earnings per share were $(1.25).

BALANCE SHEET

We ended Q1 with $924.2 million in cash, cash equivalents, and investments in marketable securities. We also have a $285.0 million revolving credit facility, which remains undrawn to-date.

First quarter operating cash flow was $(561) million. Capital expenditures were $87.2 million, primarily reflecting investments in Peloton Output Park, our Plano location expansion and our Tonic manufacturing facility.

FIRST QUARTER FISCAL 2022

NET LOSS

$(376.0) million

ADJUSTED EBITDA

$(233.7) million

(29.0)% margin

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

$924.2 million

PELOTON Q1: 2022 | 9

P E L O T O N Q 1 : 2 0 2 2 | 1 0 P E L O T O N I N T E R A C T I V E , I N C . Q2 AND FULL FISCAL YEAR 2022 BUSINESS OUTLOOK We are reintroducing ranges for our guidance. The overall consumer environment has been very challenging to predict coming out of COVID and we are reducing FY 2022 ending Connected Fitness Subscriptions by ~6% at the midpoint. With the benefit of adequate inventories and order-to- delivery windows that are now back to pre-pandemic levels, we expect a healthy holiday selling season. Our forecast assumes unit sales modestly ahead of last year’s Q2 levels, driven by growing consumer interest in the Connected Fitness category and a resumption of our marketing and promotional activity. We expect approximately $1.1 billion to $1.2 billion of revenue in Q2, representing growth at the midpoint of 8% compared to last year and a 57% two-year growth CAGR. Our Q2 forecast contemplates the continuation of a year- on-year mix-shift of our Bike portfolio to our original Bike from Bike+. For the full year, we anticipate revenue of $4.4 billion to $4.8 billion, representing growth at the midpoint of 14% compared to last year and a 59% two-year growth CAGR. The primary drivers of our reduced forecast are a more pronounced tapering of demand related to the ongoing opening of the economy, and a richer than anticipated mix of sales to our original Bike. Though we are no longer offering formal churn guidance, we expect monthly churn levels to remain consistent with recent trends. For Q2, we expect a Gross Margin of approximately 24%, embedding expectations for a Connected Fitness Product Gross Margin of approximately 7% and a Subscription Contribution Margin of approximately 69%. The year-over-year reduction in our Connected Fitness gross margin will be driven primarily by the price reduction of our original Bike, a richer mix of original Bike sales, deleveraging of fixed costs in our supply chain, and higher than anticipated variable costs including commodities and freight. As the year progresses we believe we can identify areas within our CF COGS where we can realize meaningful fixed cost savings while remaining focused on long-term growth. We expect our Subscription Contribution Margin will continue to modestly expand year-over-year as we continue to realize efficiencies against fixed content production costs. For the full year, we now expect a Gross Margin of approximately 32%, a reduction from our previous forecast of 34%, reflecting the same factors as listed above. For the full year, we expect a Connected Fitness Product Gross Margin of approximately 16% and a Subscription Contribution Margin of approximately 70%. In response to our revised sales and margin outlook for FY 2022, we have identified material savings across our operating expenses, though some of these actions may take a quarter or two to show improvement. Inclusive of supply chain related headwinds in COGS and planned cost efficiency initiatives, our current range estimate of Adjusted EBITDA loss for 2Q is $(325) million and $(350) million. Our revised outlook for full year FY 2022 is a range of $(425) million to $(475) million. We continue to expect to be adjusted EBITDA profitable for full year FY 2023. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the first quarter in the reconciliation tables at the end of this letter. F Y 2 0 2 2 Q 2 G U I D A N C E • 2.8 million to 2.85 million ending Connected Fitness Subscriptions • $1.1 billion to $1.2 billion total revenue • Gross profit margin of approximately 24% • $(325) million to $(350) million Adjusted EBITDA U P D A T E D F U L L F Y 2 0 2 2 G U I D A N C E • 3.35 million to 3.45 million ending Connected Fitness Subscriptions • $4.4 billion to $4.8 billion total revenue • Gross profit margin of approximately 32% • $(425) million to $(475) million Adjusted EBITDA

P E L O T O N Q 1 : 2 0 2 2 | 1 1 P E L O T O N I N T E R A C T I V E , I N C . Q1 2022 CONFERENCE CALL AND WEBCAST to attract and retain our Connected Fitness and Digital Subscription base; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products, including our recently launched Peloton Tread; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and correspondingly manage our inventory; our ability to maintain the value and reputation of the Peloton brand; the level of sales of our Bike and Bike+; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve our objectives of strategic and operational initiatives, including to produce material savings across our operating expenses; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, our most recent Quarterly Report on Form 10-Q, and our other Securities and Exchange Commission (SEC) filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor- relations/ and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements. W E B C A S T We will host a Q&A session at 5:00pm ET on Thursday, November 4th, 2021 to discuss our financial results. To participate in the live call, please dial 1 (877) 667-0469 (US / Canada) or 1 (346) 406-0807 (international) and provide conference ID 8173296. A live webcast of the call will be available at https://investor.onepeloton. com/investor-relations/ and will be archived on our site following the call. We want to thank our entire Peloton Family for all their hard work, especially our delivery, warehouse, and Member experience teams who continue to work under challenging circumstances to service our Members. We continue to be inspired by the courage and commitment of our growing Peloton community and remain committed to delivering the world’s leading connected fitness experience. Stay safe and well, Team Peloton S A F E H A R B O R S T A T E M E N T This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of fiscal year 2022 and full fiscal year 2022, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy and plans, including the pace that we scale our organization to meet high global demand for our products, the effectiveness and efficiency of our investments in technology, content, manufacturing capabilities, supply chain, shipping, and operational systems and people initiatives, and our ability to minimize our order-to-delivery windows, and our objectives and future operations. Forward- looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

ASSETS	09/30/2021 UNAUDITED	06/30/2021
Current assets:		
Cash and cash equivalents	$ 612.6	$ 1,134.8
Marketable securities	311.6	472.0
Accounts receivable, net	81.1	71.4
Inventories, net	1,269.2	937.1
Prepaid expenses and other current assets	280.7	202.8
Total current assets	2,555.1	2,818.1
Property and equipment, net	682.2	591.9
Intangible assets, net	238.1	247.9
Goodwill	212.7	210.1
Restricted cash	0.9	0.9
Operating lease right-of-use assets, net	684.3	580.1
Other assets	41.3	36.7
Total assets	$ 4,414.5	$ 4,485.6
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 1,012.8	$ 989.1
Customer deposits and deferred revenue	205.2	164.8
Operating lease liabilities, current	70.5	61.9
Other current liabilities	15.2	27.2
Total current liabilities	1,303.7	1,243.0
Convertible senior notes, net	838.2	829.8
Operating lease liabilities, non-current	726.3	620.4
Other non-current liabilities	39.5	38.3
Total liabilities	2,907.6	2,731.5
Commitments and contingencies		
Stockholders' equity		
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 273,978,403 and 270,855,356 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 28,785,575 and 29,291,774 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively.	—	—
Additional paid-in capital	2,748.6	2,618.9
Accumulated other comprehensive income	17.1	18.2
Accumulated deficit	(1,258.8)	(883.0)
Total stockholders' equity	1,506.9	1,754.1
Total liabilities and stockholders' equity	$ 4,414.5	$ 4,485.6

PELOTON Q1: 2022 | 12

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (INCOME) LOSS

UNAUDITED *(in millions, except share and per share amounts)*

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Revenue:		
Connected Fitness Products	$ 501.0	$ 601.4
Subscription	304.1	156.5
Total revenue	805.2	757.9
Cost of revenue:		
Connected Fitness Products	441.0	364.2
Subscription	101.4	65.0
Total cost of revenue	542.5	429.2
Gross profit	262.7	328.7
Operating expenses:		
Sales and marketing	284.3	114.6
General and administrative	240.3	108.6
Research and development	97.7	36.6
Total operating expenses	622.4	259.8
(Loss) income from operations	(359.7)	68.9
Other (expense) income, net:		
Interest expense	(8.6)	(0.4)
Interest income	0.6	2.8
Foreign exchange losses	(5.2)	(0.9)
Other (expense) income, net	(0.7)	0.2
Total other (expense) income, net	(13.9)	1.7
(Loss) income before provision for income taxes	(373.6)	70.6
Income tax expense	2.4	1.3
Net (loss) income	$ (376.0)	$ 69.3
Net (loss) income attributable to Class A and Class B common stockholders	$ (376.0)	$ 69.3
Net (loss) income per share attributable to common stockholders, basic	$ (1.25)	$ 0.24
Net (loss) income per share attributable to common stockholders, diluted	$ (1.25)	$ 0.20
Weighted-average Class A and Class B common shares outstanding, basic	301,161,474	288,719,834
Weighted-average Class A and Class B common shares outstanding, diluted	301,161,474	342,101,984
Other comprehensive (loss) income:		
Net unrealized losses on marketable securities	$ (0.2)	$ (1.3)
Change in foreign currency translation adjustment	0.2	3.9
Net unrealized loss on hedging derivatives	(1.0)	–
Total other comprehensive (loss) income	(1.1)	2.6
Comprehensive (loss) income	$ (377.1)	$ 71.9

PELOTON Q1: 2022 | 13

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (CONTINUED)

UNAUDITED *(in millions, except share and per share amounts)*

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,	
	2021	2020
Cost of revenue		
Connected Fitness Products	$ 4.4	$ 1.5
Subscription	3.6	4.5
Total cost of revenue	8.0	5.9
Sales and marketing	6.5	3.4
General and administrative	29.5	16.7
Research and development	8.9	3.6
Total stock-based compensation expense	$ 52.9	$ 29.6

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended September 30,	
	2021	2020
Cost of revenue		
Connected Fitness Products	$ 3.5	$ 1.2
Subscription	5.4	4.4
Total cost of revenue	9.0	5.6
Sales and marketing	4.4	2.9
General and administrative	9.8	2.8
Research and development	4.9	0.1
Total depreciation and amortization expense	$ 28.1	$ 11.4

PELOTON Q1: 2022 | 14

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED *(in millions)*

		Three Months Ended September 30,		
		2021		2020
Cash Flows from Operating Activities:				
Net (loss) income	$	(376.0)	$	69.3
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:				
Depreciation and amortization expense		28.1		11.4
Stock-based compensation expense		52.9		29.6
Non-cash operating lease expense		19.2		13.3
Amortization of premium from marketable securities		2.5		1.7
Amortization of debt discount and issuance costs		8.5		0.1
Impairment of long-lived assets		0.6		1.3
Net foreign currency adjustments		5.2		–
Changes in operating assets and liabilities:				
Accounts receivable		(9.8)		(15.0)
Inventories		(332.4)		(118.0)
Prepaid expenses and other current assets		(40.4)		(18.2)
Other assets		(8.4)		5.9
Accounts payable and accrued expenses		56.0		156.4
Customer deposits and deferred revenue		40.6		157.4
Operating lease liabilities, net		(9.0)		11.3
Other liabilities		1.3		5.5
Net cash (used in) provided by operating activities		(561.0)		312.1
Cash Flows from Investing Activities:				
Maturities of marketable securities		120.3		124.5
Purchases of property and equipment		(87.2)		(49.2)
Internal-use software costs and other		(3.8)		(12.9)
Net cash provided by investing activities		29.3		62.4
Cash Flows from Financing Activities:				
Proceeds from employee stock purchase plan withholdings		6.2		3.3
Proceeds from exercise of stock options		23.8		15.4
Principal repayments of finance leases		(0.5)		–
Net cash provided by financing activities		29.6		18.8
Effect of exchange rate changes		(20.1)		1.7
Net change in cash, cash equivalents, and restricted cash		(522.2)		395.0
Cash, cash equivalents and restricted cash — Beginning of period		1,135.7		1,037.0
Cash, cash equivalents and restricted cash — End of period	$	613.5	$	1,432.0
Supplemental Disclosures of Cash Flow Information:				
Cash paid for interest	$	0.3	$	0.3
Cash paid for income taxes	$	1.9	$	0.5
Supplemental Disclosures of Non-Cash Investing and Financing Information:				
Property and equipment accrued but unpaid	$	66.4	$	19.6
Stock-based compensation capitalized for software development costs	$	2.5	$	0.7

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PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

In addition to the measures presented in our interim condensed consolidated financial statements, we use the following key operational and business metrics and non-GAAP financial measures to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	Three Months Ended September 30,	
	2021	2020
Ending Connected Fitness Subscriptions	2,491,711	1,334,400
Average Net Monthly Connected Fitness Churn	0.82%	0.65%
Total Workouts (in millions)	120.5	77.8
Average Monthly Workouts per Connected Fitness Subscription	16.6	20.7
Subscription Gross Profit (in millions)	$ 202.7	$ 91.5
Subscription Contribution (in millions) (1)	$ 211.7	$ 100.4
Subscription Gross Margin	66.7%	58.5%
Subscription Contribution Margin (1)	69.6%	64.1%
Net (loss) income (in millions)	$ (376.0)	$ 69.3
Adjusted EBITDA (in millions) (2)	$ (233.7)	$ 118.9
Adjusted EBITDA Margin (2)	(29.0)%	15.7%

(1) Please see the section titled "Non-GAAP Financial Measures—Subscription Contribution and Subscription Contribution Margin" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution and Subscription Contribution Margin to be a helpful metric for investors.

(2) Please see the section titled "Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net (loss) income to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.

CONNECTED FITNESS SUBSCRIPTIONS

Our ability to expand the number of Connected Fitness Subscriptions is an indicator of our market penetration and growth. We define a Connected Fitness Subscription as a person, household, or commercial property, such as a hotel or residential building, who has either paid for a subscription to a Connected Fitness Product (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or requested a "pause" to their subscription for up to 3 months. We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscription count.

AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscriptions. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscription cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscriptions in each month, divided by three months. This metric does not include data related to our Digital Subscriptions for Members who pay a monthly fee for access to our content library on their own devices.

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PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

TOTAL WORKOUTS AND AVERAGE MONTHLY WORKOUTS PER CONNECTED FITNESS SUBSCRIPTION

We review Total Workouts and Average Monthly Workouts per Connected Fitness Subscription to measure engagement, which is the leading indicator of retention for our Connected Fitness Subscriptions. We define Total Workouts as all workouts completed during a given period. We define a Workout as the completion of at least 50% of an instructor-led class or scenic ride or run, or ten or more minutes of "Just Ride" or "Just Run" mode by a Member associated with a Connected Fitness Subscription. We define Average Monthly Workouts per Connected Fitness Subscription as the Total Workouts completed in the quarter divided by the average number of Connected Fitness Subscriptions in each month, divided by three months.

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA Margin, Subscription Contribution, and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

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PELOTON INTERACTIVE, INC.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax expense; depreciation and amortization expense; stock-based compensation expense; product recall costs; litigation and settlement expenses; transaction and integration costs; and other adjustment items that arise outside the ordinary course of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30, *(dollars in millions)*	
	2021	**2020**
Net (loss) income	$ (376.0)	$ 69.3
Adjusted to exclude the following:		
Other expense (income), net	13.9	(1.7)
Income tax expense	2.4	1.3
Depreciation and amortization expense	28.1	11.4
Stock-based compensation expense	52.9	29.6
Product recalls (1)	12.9	—
Litigation and settlement expenses (2)	26.5	3.1
Transaction and integration costs (3)	3.1	—
Other adjustment items (4)	2.5	5.9
Adjusted EBITDA	$ (233.7)	$ 118.9
Adjusted EBITDA Margin	(29.0)%	15.7%

(1) Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to connected fitness products revenue for actual and estimated future returns of $11.4 million and recorded costs in connected fitness products cost of revenue associated with logistic costs of $0.5 million and operating expenses of $1.0 million associated with recall-related hardware development costs.

(2) Includes litigation related expenses for certain non-recurring patent infringement litigation, consumer arbitration, and product recalls for the three months ended September 30, 2021.

(3) Includes transaction and integration costs primarily associated with the acquisition and integration of Precor Fitness for the three months ended September 30, 2021.

(4) Includes short-term non-cash purchase accounting adjustment amortization of $1.9 million and an asset impairment charge of $0.6 million for the three months ended September 30, 2021 and includes $5.9 million of incremental costs associated with COVID-19 for the three months ended September 30, 2020.

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PELOTON INTERACTIVE, INC.

SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscription base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30, *(dollars in millions)*	
	2021	**2020**
Subscription Revenue	$ 304.1	$ 156.5
Less: Cost of Subscription	101.4	65.0
Subscription Gross Profit	$ 202.7	$ 91.5
Subscription Gross Margin	66.7 %	58.5%
Add back:		
Depreciation and amortization expense	$ 5.4	$ 4.4
Stock-based compensation expense	3.6	4.5
Subscription Contribution	$ 211.7	$ 100.4
Subscription Contribution Margin	69.6 %	64.1%

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